AMENDMENT NO. 1 TO THE BY-PRODUCTS OFFTAKE AGREEMENT
    THIS AMENDMENT NO. 1 TO THE BY-PRODUCTS OFFTAKE AGREEMENT (“Amendment”) is made as of October 24, 2022, and shall be effective as of October 24, 2022 (the “Execution Date”),

BETWEEN
Glencore Ltd.
a company organized and existing under the laws of Switzerland,
Hereinafter called “Glencore”

AND
Li-Cycle Holdings Corp.
a corporation organized and existing under the laws of the Province of Ontario, Canada,
Hereinafter called “Li-Cycle”

AND
Li-Cycle Americas Corp.
a corporation organized and existing under the laws of the Province of Ontario, Canada,
Hereinafter called “North America Seller”

AND
Li-Cycle Europe AG
a corporation organized and existing under the laws of Switzerland,
Hereinafter called “EMEA Seller”

AND
Li-Cycle Asia Pacific Pte Ltd.
a corporation organized and existing under the laws of Singapore,
Hereinafter called “APAC Seller”

(Li-Cycle, North America Seller, EMEA Seller, and APAC Seller hereinafter collectively called “Sellers”)
RECITALS:

WHEREAS the Sellers and Glencore entered into that By-Products Offtake Agreement dated May 31, 2022, in which Sellers agreed to sell to Glencore and/or its Affiliates, and Glencore agreed to purchase (and/or cause its Affiliates to purchase) from the Sellers, 100% of the Sellers’ annual production worldwide of certain by-products, subject to certain existing commitments; and
AND WHEREAS the Sellers and Glencore have mutually agreed on specific Material Commercial Terms of Sale for Copper Aluminum Shred and Partially Upgraded Cu/Al Fraction from US Spokes as well as from Canadian Spokes and, as a result, desire to add APPENDIX “C” and APPENDIX “D”, respectively, to the By-Products Offtake Agreement as set forth in this Amendment.
NOW THEREFORE IN CONSIDERATION of the By-Products Offtake Agreement and the premises and the mutual covenants and agreements herein contained and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by each of the Parties, the Parties hereto covenant and agree the following amendments to the By-Products Offtake Agreement:

Section 3.1 shall be deleted in its entirety and replaced as follows:
3APPENDICES
3.1The following Appendices are attached to and form part of this Agreement:

Appendix “A”	Material Commercial Terms for Sale of Copper Aluminum Shred and Partially Upgraded Cu/Al Fraction during Initial Term
Appendix “B”	Material Commercial Terms for Sale of Copper Sulphide during Initial Term
Appendix “C”	Material Commercial Terms for Sale of Copper Aluminum Shred and Partially Upgraded Cu/Al Fraction from US Spokes to Sudbury INO and/or Agmet during Initial Term
Appendix “D”	Material Commercial Terms for Sale of Copper Aluminum Shred and Partially Upgraded Cu/Al Fraction from Canadian Spokes to Sudbury INO during Initial Term

Section 6.1 shall be deleted in its entirety and replaced as follows:
4MATERIAL COMMERCIAL TERMS OF SURPLUS BY-PRODUCTS
3.1The material commercial terms for the sale and purchase of Surplus By-Products (including specifications and pricing and to the extent not covered within this Agreement) (the “Material Commercial Terms”) are as follows:
3.1.1during the Initial Term, for Copper Aluminum Shred and Partially Upgraded Cu/Al Fraction, other than those amounts specifically addressed in Appendix “C” and Appendix “D”, the applicable Material Commercial Terms shall be in accordance with Appendix “A”;

3.1.2during the Initial Term, for Shredded Cu Fraction, the applicable Material Commercial Terms shall be mutually agreed by the Sellers and Glencore pursuant to Section 7;
3.1.3during the Initial Term, for Copper Sulphide, the applicable Material Commercial Terms shall be in accordance with Appendix “B”;
3.1.4during the Initial Term, for Graphite Concentrate, the applicable Material Commercial Terms shall be mutually agreed by the Sellers and Glencore pursuant to Section 7;
3.1.5during the Initial Term, for Gypsum, the applicable Material Commercial Terms shall be mutually agreed by the Sellers and Glencore pursuant to Section 7;
3.1.6during the Initial Term, for Sodium Sulphate, the applicable Material Commercial Terms shall be mutually agreed by the Sellers and Glencore pursuant to Section 7;
3.1.7during each Subsequent Term, for the Surplus By-Products, the applicable Material Commercial Terms shall be mutually agreed by the Sellers and Glencore pursuant to Section 7;
3.1.8during the Initial Term, for Copper Aluminum Shred and Partially Upgraded Cu/Al Fraction from US Spokes to Sudbury INO and/or Agmet, the applicable Material Commercial Terms shall be in accordance with Appendix “C”; and
3.1.9during the Initial Term, for Copper Aluminum Shred and Partially Upgraded Cu/Al Fraction from Canadian Spokes to Sudbury INO, the applicable Material Commercial Terms shall be in accordance with Appendix “D”.

Section 9.1 shall be deleted in its entirety and replaced as follows:
5DELIVERY & SHIPMENT
3.1All Surplus By-Products and Other By-Products sold hereunder shall be delivered by the applicable Sellers to Buyer at the applicable Spoke or Hub EXW, DAP or DDP (Incoterms® 2020), as mutually agreed upon by the Parties, including as set forth in Appendix “A”, Appendix “B”, Appendix “C”, and Appendix “D”.
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All the other terms and conditions contained in the By-Products Offtake Agreement remain unchanged and in full force and effect.
The new Appendix “C” and the new Appendix “D” are attached hereto and shall form an integral part of the By-Products Offtake Agreement.

APPENDIX “C”
Material Commercial Terms for Sale of
Copper Aluminum Shred and Partially Upgraded Cu/Al Fraction from US Spokes to Sudbury INO and/or Agmet

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APPENDIX “D”
Material Commercial Terms for Sale of
Copper Aluminum Shred and Partially Upgraded Cu/Al Fraction from Canadian Canadian Spokes to Sudbury INO
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[Signature page follows]

IN WITNESS WHEREOF the Parties have executed this Amendment No. 1 to the By-Products Offtake Agreement as of the Execution Date.

GLENCORE LTD.

By: /s/ Kunal Sinha___________________
Kunal Sinha, Head of Recycling

LI-CYCLE HOLDINGS CORP.

By: /s/ Ajay Kochhar__________________
Ajay Kochhar, Chief Executive Officer

LI-CYCLE AMERICAS CORP.

By: /s/ Alan Ferguson_________________
Alan Ferguson, VP, Commercial

LI-CYCLE EUROPE AG

By: /s/ Elewout Depicker_______________
Elewout Depicker, VP, Commercial

LI-CYCLE APAC PTE. LTD.

By: /s/ Dawei Li______________________
Dawei Li, President